EXHIBIT 10.23(c)

FORM OF AGREEMENT AND CERTIFICATE OF OPTION

PURSUANT TO THE 2007 LONG TERM INCENTIVE PLAN

OF FINLAY ENTERPRISES, INC.

(for awards granted prior to termination of

Stockholders’ Agreement and Registration Rights Agreement)

Agreement and Certificate of Option (this “Agreement”) dated ________, 20__ (the “Date of Grant”), between FINLAY ENTERPRISES, INC. (the “Corporation”) and _______________ (the “Grantee”):

1.	The Option.

(a) Subject to the provisions of this Agreement, the Corporation hereby grants to the Grantee a stock option (the “Option”) to purchase, on the terms and conditions herein set forth, up to ________ shares of the Corporation’s fully paid, non-assessable shares of Common Stock, par value $0.01 per share (the “Shares”), at the option price set forth in Section 2 below.

(b) The Option is granted pursuant to the Corporation’s 2007 Long Term Incentive Plan (the “Plan”), a copy of which is delivered herewith by the Corporation and receipt thereof is acknowledged by the Grantee. The Option is subject in its entirety to all of the applicable provisions of the Plan which are incorporated herein by reference, and any conflict between the terms of this Agreement and those of the Plan shall be resolved in favor of the terms of the Plan. The Option is a “Nonqualified Stock Option” as that term is defined in the Plan.

2.	Exercise Price.

The purchase price of the Shares shall be $_______ per Share (the “Exercise Price”).

3.	Exercise of Option.

(a) Except as otherwise provided in the Plan and this Agreement, the Option is exercisable over a period of ten (10) years from the date hereof (the “Option Period”) in accordance with the following schedule (the portion of the Option exercisable in accordance with such schedule being referred to herein as “Vested”):

Date	Percent of Shares Subject to Option Exercisable
Commencing on the first anniversary of the Date of Grant until (but not including) the second anniversary of the Date of Grant	[__]%
Commencing on the second anniversary of the Date of Grant until (but not including) the third anniversary of the Date of Grant	[__]%
Commencing on the third anniversary of the Date of Grant until (but not including) the fourth anniversary of the Date of Grant	[__]%
Commencing on the fourth anniversary of the Date of Grant until (but not including) the fifth anniversary of the Date of Grant	[__]%
Commencing on the fifth anniversary of the Date of Grant until (but not including) the tenth anniversary of the Date of Grant	[__]%

Subject to the terms hereof, the Option may be exercised from time to time during the Option Period as to the total number of Shares allowable under this Section 3, or any lesser amount thereof, as long as the Grantee is employed by the Corporation. For purposes of this Agreement, employment by the Corporation or any Subsidiary (as defined in the Plan) shall be deemed to be employment by the Corporation.

(b) In the event that the Grantee’s employment is terminated other than by reason of Retirement, death or Disability (as such terms are defined in the Plan), (1) any portion of the Option not yet Vested shall thereupon expire and terminate and (2) any portion of the Option that has Vested may be exercised during the period ending twenty-one (21) days following such termination, after which period any unexercised portion of the Option shall expire and terminate; provided, however, that in the event that the Grantee’s employment is terminated for Cause (as hereinafter defined), the Option or any unexercised portion thereof shall immediately upon such termination be permanently cancelled.

(c) In the event that the Grantee’s employment is terminated by reason of death, the entire Option (or any unexercised portion thereof) shall thereupon be deemed Vested and may be exercised during the period ending on (but not including) the first anniversary of such termination, and in the event that the Grantee’s employment is terminated by reason of Retirement or Disability, the entire Option (or any unexercised portion thereof) shall thereupon be deemed Vested and may be exercised during the period ending twenty-one (21) days following such termination, after which period any unexercised portion of the Option shall expire and terminate.

(d) If this Option shall extend to one hundred (100) or more Shares, then this Option may not be exercised for less than one hundred (100) Shares at any one time, and if this Option shall extend to less than one hundred (100) Shares, then this Option must be exercised for all such Shares at one time.

(e) The number of Shares to which the Grantee shall be entitled and the Exercise Price shall be proportionately and equitably adjusted in such manner as the Committee shall determine to maintain the economic value of the Option in the event any stock dividend, stock split, recapitalization, merger, reorganization, exchange of shares or similar event occurs in which the number or class of shares of Common Stock is changed without the receipt or payment of consideration by the Corporation. Nothing contained herein shall be deemed to require the Corporation to issue any fractional Shares, and any fractional Shares issuable upon exercise of the Option may, at the discretion of the Corporation, be settled in cash or otherwise or shall be forfeited or otherwise eliminated.

(f) At such time as the Grantee desires to exercise the Option granted hereby, in whole or in part, the Grantee shall provide to the Corporation an Exercise Form in the form of Annex A hereto or in such other form authorized by the Corporation’s General Counsel. The Grantee’s signature at the place provided on said Exercise Form will evidence the Grantee’s election to purchase Shares of Common Stock pursuant to the terms and subject to the conditions and limitations contained in the Plan, in this Agreement and in said Exercise Form. The Option shall be considered exercised (in full or part, as the case may be) on the date such Exercise Form is received by the Secretary, together with payment of the Exercise Price for the Shares to be purchased plus any withholding tax required under any federal, state and local statutes. The Grantee may elect to have the amount of any withholding tax withheld from the Shares of Common Stock purchased.

(g) The Exercise Price shall be paid in full at the time of purchase of the Shares in cash or by check [ONLY INCLUDE FOR NON-EXECUTIVE OFFICERS: or by cashless exercise in accordance with the Corporation’s cashless exercise procedures as in effect from time to time]. If the Option is exercised in accordance with the provisions of the Plan and this Agreement, then the Corporation shall deliver to the Grantee certificates representing the number of Shares in respect of which the Option is being exercised, which Shares shall be registered in the Grantee’s name.

4.	Stockholders’ and Registration Rights Agreements; Additional Repurchase Provisions.

(a) It is a condition to the grant of the Option that the Grantee execute and deliver to the Corporation, simultaneously with the execution and delivery of this Agreement by the Grantee, counterparts of the Amended and Restated Stockholders’ Agreement dated as of March 6, 1995 and the Registration Rights Agreement, dated as of May 26, 1993, as amended (respectively the “Stockholders’ Agreement” and the “Registration Rights Agreement”), by and among the Corporation, David B. Cornstein, Arthur E. Reiner and certain other parties. Upon the Grantee’s execution and delivery of such agreements, the Grantee will be deemed to be a “Management Holder” under the Stockholders’ Agreement and a “Management Stockholder” under the Registration Rights Agreement, and as such the Grantee will be subject, in addition to the provisions of this Agreement, to all of the terms, conditions and obligations of such agreements, including, without limitation, restrictions on the transferability of the Option and any Shares purchased upon exercise thereof. Two copies of each of such agreements are enclosed herewith. Capitalized terms used but not otherwise defined herein are used as defined in the Stockholders’ Agreement.

(b) Notwithstanding anything to the contrary contained herein or in the Stockholders’ Agreement, in the event that the Grantee’s employment is terminated for Cause, the Corporation shall have the right, exercisable by written notice within twenty-one (21) days of such termination of employment, to repurchase from the Grantee (and any of Grantee’s Permitted Transferees, if applicable), any and all Shares theretofore purchased by the Grantee hereunder at a price per Share equal to the Exercise Price in respect of such Shares. For purposes of this Agreement, termination for “Cause” shall mean termination by reason of the Grantee’s fraud, dishonesty or commission of a crime, whether or not in the course of his or her employment.

5.	Transferability of Option and Shares.

(a) The Option is not transferable other than by will or by the laws of descent and distribution and during a Grantee’s lifetime is exercisable only by the Grantee. Any assignment in violation of this Section 5(a) shall be void and of no force or effect.

(b) The transferability of the Option and the Shares is limited by the terms of the Stockholders’ Agreement and the Registration Rights Agreement and by applicable law.

(c) Without limiting the generality of the foregoing, no purported sale, assignment or other transfer of the Shares shall be effective unless and until the transferee of the Shares so transferred executes and delivers to the Corporation its agreement, in form and substance satisfactory to the Corporation, to be bound by the provisions of this Agreement.

6.	Covenants of the Grantee.

The Grantee’s exercise of the Option shall be subject to the Grantee acknowledging and agreeing to the following at the time of such exercise:

(a) The Shares may not be sold or otherwise disposed of except in compliance with the Securities Act of 1933, as amended (the “Act”), and any applicable securities or “Blue Sky” laws of any state.

(b) The Shares will not be sold, hypothecated, transferred or otherwise disposed of by the Grantee in any manner, directly or indirectly, (i) without registration thereof under the Act and any applicable Blue Sky laws unless an exemption from such registration is available and, if the Corporation so requests, the Grantee causes counsel satisfactory to the Corporation to deliver to the Corporation a reasoned written opinion of such counsel in form and substance satisfactory to the Corporation; or (ii) in violation of any law; or (iii) in violation of the Stockholders’ Agreement or the Registration Rights Agreement.

(c) The certificate or certificates representing the Shares shall have an appropriate legend referring to the terms of this Option.

(d) The Grantee acknowledges that in the event of termination of his or her employment with the Corporation, his or her rights to exercise this Option are restricted as set forth in Section 3 above.

7.	General Provisions.

This Agreement is subject in all respects to the terms and conditions of the Plan, which terms and conditions the Grantee is deemed to accept and consent to by the Grantee’s acceptance of the Option. Nothing contained in this Agreement shall confer upon the Grantee any right to continue in the employ of the Corporation or any of it Subsidiaries or shall in any way affect the right and power of the Corporation or any of its Subsidiaries to dismiss or otherwise terminate the employment of the Grantee at any time for any reason with or without cause. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware. Any dispute arising hereunder shall be brought before a court of competent jurisdiction in the City, County and State of New York.

If the foregoing is in accordance with the Grantee’s understanding and accepted and agreed to by the Grantee, the Grantee may so confirm by signing and returning the duplicate of this Agreement delivered for that purpose, as well as one copy of the enclosed Stockholders’ Agreement and Registration Rights Agreement.

FINLAY ENTERPRISES, INC.
By
Arthur E. Reiner Chairman and CEO

The foregoing is in accordance with my understanding and is hereby accepted and agreed.

GRANTEE

Date:_______________________

ANNEX A

EXERCISE FORM

The undersigned hereby irrevocably exercises, pursuant to the Agreement and Certificate of Option dated as of _________________, _____ (the “Option”), by and between Finlay Enterprises, Inc. (the “Corporation”) and the undersigned, the option to purchase ________ Shares of Common Stock (the “Subject Shares”) of the Corporation at the exercise price of $ _______ per Subject Share. Payment of the exercise price shall be made as follows:

☐ cash for $_______ enclosed herewith

[INCLUDE ONLY FOR NON-EXECUTIVE OFFICERS:

and/or

☐	by cashless exercise in accordance with the Corporation’s cashless exercise procedures as in effect from time to time.]

The undersigned ☐ does ☐ does not [select one] elect to have the Corporation withhold the number of Subject Shares needed to satisfy the undersigned’s tax withholding obligations. If the undersigned does not elect to have withholding taxes paid with Subject Shares, the undersigned further agrees to pay to the Corporation any withholding tax required by any federal, state and local statutes and regulations.

Dated:________________, _____

(Name of Option Grantee - Please Type or Print)

(Signature of Option Grantee)

(Address-Please Type or Print)

(Social Security No.)